June 8, 2004



Mr. John N. Hopkins
President and Chief Executive Officer
Kearny MHC
Kearny Financial Corp.
Kearny Federal Savings Bank
250 Valley Boulevard
Wood-Ridge, New Jersey  07075


Dear Mr. Hopkins:

         Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") is pleased to act as records management agent to Kearny MHC (the "MHC"), Kearny Financial Corp. (the "Holding Company") and Kearny Federal Savings Bank (the "Bank") in connection with the offer and sale of certain shares of the common stock of the Holding Company to the Bank's eligible account holders in a Subscription Offering and to members of the Bank's community in a Direct Community Offering (collectively, the "Offerings") pursuant to the terms of a Plan of Stock Issuance to be adopted by the Boards of Directors of the MHC, the Holding Company and the Bank (the "Plan"). This letter is to confirm the terms and conditions of our engagement.


SERVICES AND FEES
-----------------

         In our role as Records Management Agent, we anticipate that our services will include the services outlined below, each as may be necessary and as the MHC, Holding Company and Bank may reasonably request:

         I.   Consolidation of Accounts and Development of a Central File

         II.  Preparation of Order Forms

         III. Organization and Supervision of the Stock Offering Center

         IV.  Subscription Services

Each of these services is further described in Appendix A to this agreement.

Mr. John N. Hopkins
June 8, 2004
Page 2


         For its services hereunder, the Bank agrees to pay Sandler O'Neill a fee of $60,000. The fee set forth above is based upon the requirements of current regulations and the Plan as currently contemplated. Any unusual or additional items or duplication of service required as a result of a material change in the regulations or the Plan or a material delay or other similar events may result in extra charges which will be covered in a separate agreement if and when they occur.

         All fees under this agreement shall be payable in cash, as follows: (a) $10,000 payable upon execution of this agreement, which shall be non-refundable; and (b) the balance upon the completion of the Offerings.


COSTS AND EXPENSES
------------------

         In addition to any fees that may be payable to Sandler O'Neill hereunder, the MHC, the Holding Company and the Bank agree to reimburse Sandler O'Neill, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder regardless of whether the Offerings are consummated, including, without limitation, travel, lodging, food, telephone, postage, listings, forms and other similar expenses, up to an aggregate maximum of $20,000; provided, however, that Sandler O'Neill shall document such expenses to the reasonable satisfaction of the MHC, the Holding Company and the Bank, and provided further that such expense limitation is not intended to apply to or in any way impair or limit the indemnification provisions hereof. It is understood that all expenses associated with the operation of the Stock Offering Center will be borne by the MHC, the Holding Company and the Bank.


RELIANCE ON INFORMATION PROVIDED
--------------------------------

         The MHC, the Holding Company and the Bank will provide Sandler O'Neill with such information as Sandler O'Neill may reasonably require to carry out its duties. The MHC, the Holding Company and the Bank recognize and confirm that Sandler O'Neill (a) will use and rely on such information in performing the services contemplated by this agreement without having independently verified the same, and (b) does not assume responsibility for the accuracy or completeness of the information. The MHC, the Holding Company and the Bank will also inform Sandler O'Neill within a reasonable period of time of any changes in the Plan which require changes in Sandler O'Neill's services. If a substantial expense results from any such change, the parties shall negotiate an equitable adjustment in the fee.

Mr. John N. Hopkins
June 8, 2004
Page 3


LIMITATIONS
-----------

         Sandler O'Neill, as Records Management Agent hereunder, (a) shall have no duties or obligations other than those specifically set forth herein; (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any order form or any stock certificates or the shares represented thereby, and will not be required to and will make no representations as to the validity, value or genuineness of the offer; (c) shall not be liable to any person or entity, including the MHC, the Holding Company and the Bank, by reason of any error of judgment or for any act done by it in good faith, or for any mistake of law or fact in connection with this agreement and the performance hereof unless caused by or arising out of its own bad faith or gross negligence; (d) will not be obliged to take any legal action hereunder which might in its judgment involve any expense or liability, unless it shall have been furnished with reasonable indemnity satisfactory to it; and (e) may rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telex, telegram, or other document or security delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties.

         Anything in this agreement to the contrary notwithstanding, in no event shall Sandler O'Neill be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Sandler O'Neill has been advised of the likelihood of such loss or damage and regardless of the form of action.


INDEMNIFICATION
---------------

         The MHC, the Holding Company and the Bank agree to indemnify and hold Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons (Sandler O'Neill and each such person being an "Indemnified Party") harmless from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise, related to or arising out of the engagement of Sandler O'Neill pursuant to, and the performance by Sandler O'Neill of the services contemplated by, this letter, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred, including expenses incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The MHC, the Holding Company and the Bank will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from Sandler O'Neill's bad faith or gross negligence.

Mr. John N. Hopkins
June 8, 2004
Page 4


MISCELLANEOUS
-------------

         The following addresses shall be sufficient for written notices to each other:

               If to you:           Kearny Federal Savings Bank
                                    250 Valley Boulevard
                                    Wood-Ridge, New Jersey  07075
                                    Attention:   Mr. John N. Hopkins

               If to us:            Sandler O'Neill & Partners, L.P.
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:   Ms. Catherine A. Lawton

         The Agreement and appendix hereto constitute the entire Agreement between the parties with respect to the subject matter hereof and can be altered only by written consent signed by the parties.

         This Agreement is governed by the laws of the State of New York.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Sandler O'Neill the duplicate copy of this letter enclosed herewith.

                                   Very truly yours,
                                   Sandler O'Neill & Partners, L.P.
                                   By:  Sandler O'Neill & Partners Corp.,
                                        the sole general partner


                                   By: /s/Catherine A. Lawton
                                       -----------------------------------------
                                          Catherine A. Lawton
                                          Vice President

Accepted and agreed to as of the date first above written:

Kearny MHC
Kearny Financial Corp.
Kearny Federal Savings Bank


By: /s/John N. Hopkins
       -------------------------------------
       John N. Hopkins
       President and Chief Executive Officer

                                   APPENDIX A

                      OUTLINE OF CONVERSION AGENT SERVICES
                      ------------------------------------

I.        Consolidation of Accounts
          1.   Consolidate files in accordance with regulatory guidelines.
          2.   Accounts  from  various  files  are  all  linked  together.   The
               resulting central file can then be maintained on a regular basis.
          3.   Our EDP format will be provided to your data processing people.

II.       Order Form Preparation

          1.   Design and  preparation of stock order forms for ordering  stock.
          2.   Target group identification for subscription offering.

III.      Organization and Supervision of Stock Offering Center
          1.   Advising on and  supervising  the  physical  organization  of the
               Stock  Offering  Center,  including  materials  requirements.
          2.   Assist in the training of all Bank personnel who will be staffing the Stock Offering Center.
          3.   Establish  reporting  procedures.
          4. On-site supervision of the Stock Offering Center during the offering period.

IV.       Subscription Services
          1.   Produce  list of  depositors  by  state  (Blue  Sky  report).
          2.   Production of  subscription  rights and research  books.
          3.   Stock order form processing.
          4.   Acknowledgment letter to confirm receipt of stock order.
          5.   Daily reports and analysis.
          6. Proration calculation and share allocation in the event of an oversubscription.
          7.   Produce  charter  shareholder  list.
          8.   Interface with Transfer Agent for Stock Certificate  issuance.
          9.   Refund and  interest  calculations.
          10.  Confirmation   letter  to   confirm   purchase   of  stock.
          11.  Notification of full/partial  rejection of orders.
          12.  Production of 1099/Debit tape.

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